UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia		23320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment of Principal Officers

The Board of Directors of Monarch Financial Holdings, Inc. and Monarch Bank announced the formalization of the holding company management structure with the re-election of two officers and the election four senior officers to top leadership positions. Brad E. Schwartz has been re-elected as Chief Executive Officer and Lynette P. Harris has been re-elected as Executive Vice President and Chief Financial Officer and Corporate Secretary of Monarch Financial Holdings, Inc., the parent of Monarch Bank.

Four new officers were elected to the parent company, as follows:

E. Neal Crawford, Jr. was elected to serve as President and currently serves as President of Monarch Bank.

Andrew N. Lock was elected as Executive Vice President and Chief Risk Officer, and currently serves as Executive Vice President and Chief Risk Officer of Monarch Bank.

William T. Morrison was elected as Executive Vice President and currently serves as Chief Executive Officer of Monarch Mortgage, a division of Monarch Bank.

Denys Diaz was elected as Executive Vice President and currently serves as Executive Vice President and Chief Information Officer for Monarch Bank.

Mr. Schwartz and Mr. Crawford also serve on the Board for both companies.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release Monarch Financial Holdings Election Corporate Officers

The Company’s common stock is traded on the Nasdaq Capital Markets under the symbol MNRK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: November 21, 2011	/s/ Brad E. Schwartz
Brad E. Schwartz,
Chief Executive Officer

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